                                 SCHEDULE 14A

                    Information Required in Proxy Statement
                           Schedule 14A Information

               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement      [_] Confidential, for Use of the
                                        Commission Only (as Permitted by Rule
                                        14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Under Rule 14a-12

                          Knight Trading Group, Inc.
      ----------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1) Title of each class of securities to which transaction applies: ____

  (2) Aggregate number of securities to which transaction applies: _______

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____

  (4) Proposed maximum aggregate value of transaction: ___________________

  (5) Total fee paid: ____________________________________________________

[_] Fee paid previously with preliminary materials: _______________________

[_] Check box if any part of the fee is offset as provided by Exchange Act
   Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid: ____________________________________________

  (2) Form, Schedule or Registration Statement No.: ______________________

  (3)Filing Party: _______________________________________________________

  (4) Date Filed: ________________________________________________________

                          KNIGHT TRADING GROUP, INC.
                           Newport Tower, 23rd Floor
                           525 Washington Boulevard
                         Jersey City, New Jersey 07310
                                (201) 222-9400

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

To the Stockholders of Knight Trading Group, Inc.:

  NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders (including any adjournments or postponements thereof, the "Annual Meeting") of Knight Trading Group, Inc., a Delaware corporation ("Knight Trading" or the "Company"), will be held at Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310 on Wednesday, May 16, 2001 at 1:00 p.m., for the following purposes, which are more fully described in the accompanying Proxy Statement:

  1. To elect 13 members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified;

  2. To approve the Knight Trading Group, Inc. Executive Incentive Plan;

  3. To approve an amendment to the Company's 1998 Long-Term Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 24,291,000 to 27,291,000;

  4. To approve an additional amendment to the Company's 1998 Long-Term Incentive Plan to increase the maximum amount of restricted stock and restricted stock units which may be issued thereunder from 1,000,000 shares each to 3,000,000 shares each;

  5. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001; and

  6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only holders of record of shares of Knight Trading Class A Common Stock at the close of business on April 2, 2001 are entitled to notice of, and to vote at, the Annual Meeting. On that day, 123,650,480 million shares of Knight Trading Class A Common Stock were outstanding. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination, for proper purposes, during ordinary business hours at Knight Trading's corporate offices, Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and at Mellon Investor Services LLC, 44 Wall Street, 6th Floor, New York, New York 10005, during the 10 days before the Annual Meeting.

  Your vote is very important regardless of how many shares of Knight Trading Class A Common Stock you own. Regardless of whether you plan to attend the Annual Meeting, you are requested to sign, date and return the enclosed proxy without delay in the enclosed postage-paid envelope. You may revoke your proxy at any time before its exercise by: (1) attending and voting in person at the Annual Meeting; (2) giving notice of revocation of the Proxy at the Annual Meeting; or (3) delivering to the Secretary of Knight Trading (a) a written notice of revocation or (b) a duly executed proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the proxy previously executed.

                                          By order of the Board of Directors,

                                          /s/ Kenneth D. Pasternak
                                          Kenneth D. Pasternak
                                          Chairman of the Board

April 11, 2001

PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                            POSTAGE-PAID ENVELOPE.

                          KNIGHT TRADING GROUP, INC.

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MAY 16, 2001

                               ----------------

                                PROXY STATEMENT

  This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Knight Trading Group, Inc., a Delaware corporation (together with its subsidiaries, except where the context otherwise requires, "Knight Trading" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board of Directors" or the "Board") for use at the Annual Meeting of Stockholders, which will be held at Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310 on May 16, 2001 at 1:00 p.m. (the "Annual Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the other enclosed documents are first being mailed to stockholders on or about April 16, 2001.

  At the Annual Meeting, the Knight Trading stockholders will be asked to consider and vote on proposals to: (i) elect 13 members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified; (ii) approve the Knight Trading Group, Inc. Executive Incentive Plan; (iii) approve an amendment to the Company's 1998 Long-Term Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 24,291,000 to 27,291,000; (iv) approve an additional amendment to the Company's 1998 Long-Term Incentive Plan to increase the maximum amount of restricted stock and restricted stock units which may be issued thereunder from 1,000,000 shares each to 3,000,000 shares each; (v) ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001; and (vi) transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  Beneficial owners of stock held by banks, brokers or investment plans (in "street name") will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from your broker or bank are examples of proof of ownership.

  The principal executive offices of the Company are located at Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, and the telephone number is (201) 222-9400.

Solicitation and Voting of Proxies; Revocation

  As described in more detail below, you may vote in any of the four following ways: (1) by attending the 2001 Annual Meeting; (2) by calling the toll-free telephone number listed on the proxy card (only for shares held in street name); (3) by voting on the Internet at the address listed on the proxy card (only for shares held in street name); or (4) by marking, signing, dating and mailing your proxy card in the postage-paid envelope provided.

  If your shares are held in street name, you will be able to vote by telephone or on the Internet by following the instructions on the proxy form you receive from your bank or broker. If your bank or brokerage firm provides this service, your voting form will provide instructions. If your voting form does not provide for voting via the Internet or by telephone, please complete and return the paper Proxy in the self-addressed postage paid envelope provided.

  Shares of Knight Trading Class A Common Stock that are entitled to vote and are represented by a Proxy properly signed and received at or before the Annual Meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated thereon. If a Proxy is signed and returned without indicating any voting instructions for all matters, or a particular matter or matters, shares of Knight Trading Class A Common Stock represented by such Proxy will be voted for all matters, or the particular unvoted matter(s), as follows:

  FOR the election of each of the 13 nominees to the Company's Board of Directors;

  FOR the proposal to adopt the Knight Trading Group, Inc. Executive Incentive Plan;

  FOR the proposal to amend the Company's 1998 Long-Term Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 24,291,000 to 27,291,000;

  FOR the proposal to amend the Company's 1998 Long-Term Incentive Plan to increase the maximum amount of restricted stock and restricted stock units which may be issued from 1,000,000 shares each to 3,000,000 shares each; and

  FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001.

  The Board of Directors is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, the persons appointed as proxies will have the discretion to vote or act thereon in accordance with their best judgment, unless authority to do so is withheld in the Proxy.

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by such Proxy are voted at the Annual Meeting by: (i) attending and voting in person at the Annual Meeting; (ii) giving notice of revocation of the Proxy at the Annual Meeting; or (iii) delivering to the Secretary of Knight Trading (a) a written notice of revocation or (b) a duly executed Proxy relating to the same shares and matters to be considered at the Annual Meeting, bearing a date later than the Proxy previously executed. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310, Attention: Secretary, and must be received before the taking of the votes at the Annual Meeting.

  The Company will bear the entire cost of the solicitation of Proxies and the cost of printing and mailing this Proxy Statement. The Company has retained the services of Mellon Investor Services LLC ("Mellon") to assist in the solicitation of Proxies. Mellon will receive a fee from the Company for services rendered of approximately $5,500, plus out-of-pocket expenses. In addition to solicitation by mail, the directors, officers and employees of the Company may solicit Proxies from stockholders of the Company by telephone, telegram or by personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons and the Company will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  You can save the Company additional expense by receiving future proxy statements and annual reports electronically. If you would like to request this electronic delivery, please enroll after you complete your voting process at www.ProxyVote.com.

Record Date; Outstanding Shares; Voting at the Annual Meeting

  Only holders of Knight Trading Class A Common Stock at the close of business on April 2, 2001 will be entitled to receive notice of and to vote at the Annual Meeting. At the close of business on April 2, 2001, the Company had outstanding and entitled to vote 123,650,480 shares of Knight Trading Class A Common Stock.

Shares of Knight Trading Class A Common Stock represented by Proxies which are marked "abstain" for all or a particular matter(s) will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be counted as votes cast in favor of the "abstained" matters brought before the stockholders at the Annual Meeting. Proxies relating to street name shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Annual Meeting as to any proposal as to which authority to vote is withheld by the broker.

  The presence, in person or by proxy, at the Annual Meeting of the holders of at least a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Because the adoption of the Knight Trading Group, Inc. Executive Incentive Plan, the two amendments to the 1998 Long-Term Incentive Plan and the ratification of PricewaterhouseCoopers LLP require the approval of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting, abstentions and broker non-votes will have the same effect as a negative vote on this proposal. However, abstentions from voting on the election of directors (including broker non-votes) will have no effect on the outcome of the vote.

                       PROPOSAL 1--ELECTION OF DIRECTORS

  Directors of the Company will be elected by a plurality vote of the outstanding shares of Knight Trading Class A Common Stock present in person or represented by proxy at the Annual Meeting. Under applicable Delaware law, in tabulating the votes, abstentions from voting on the election of Directors (including broker non-votes) will be disregarded and have no effect on the outcome of the vote.

  Knight Trading currently has twelve directors on its Board of Directors, all of whom have been nominated for election this year and have agreed to serve if elected. Each of the twelve current directors nominated for election this year was elected by the stockholders at the 2000 Annual Meeting of Stockholders. Mr. Lazarowitz, elected at the 2000 Annual Meeting of Stockholders, resigned as a director in November 2000 and has been nominated for election this year.
J. Joe Ricketts resigned as a director in February 2001 and Gene L. Finn retired as a director in February 2001. These three vacancies have not been filled. As a result, the Board of Directors has elected to reduce the size of our Board from fifteen to thirteen.

  The Board of Directors has been informed that all persons listed below are willing to serve as Directors, but if any of them should decline or be unable to act as a Director, the individuals named in the proxies will vote for the election of such other person or persons as they, in their discretion, may choose. The Board of Directors has no reason to believe that any such nominees will be unable or unwilling to serve.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED HEREIN FOR DIRECTOR.

Nominees for Election as Directors

  The name, age (as of March 31, 2001), principal occupation for the last five years, selected biographical information and period of service as a Director of the Company of each of the nominees for Director are set forth hereafter.

  Kenneth D. Pasternak (47), Chairman of the Board, President and Chief Executive Officer of the Company, has over 22 years of experience in the securities industry. Mr. Pasternak was named Chairman of the Board of the Company in October 2000 and has been a director since the Company's initial public offering. For the past six years, Mr. Pasternak has been the Chief Executive Officer and a trading room supervisor for the Company's wholly-owned subsidiary Knight Securities, L.P. ("Knight Securities"). For the four years prior to June 1999, he also served as the President of Knight Securities. Before co-founding Roundtable Partners, L.L.C., the Company's predecessor (the "LLC"), and Knight Securities, Mr. Pasternak served as Senior Vice President,

Limited Partner and Trading Room Manager for Spear Leeds & Kellogg/Troster Singer, a trading firm, from July 1979 to July 1994. Mr. Pasternak received his B.A. degree from the State University of New York at New Paltz in 1976.

  Walter F. Raquet (56), Executive Vice President and Director of the Company, has over 30 years of experience in the securities industry. Mr. Raquet was one of the co-founders of the LLC and Knight Securities and has been a director since the Company's initial public offering. Prior to April 2000, Mr. Raquet was the Chief Operating Officer of Knight Securities since its inception. From 1992 to 1994, he was a Senior Vice President with Spear, Leeds & Kellogg/Troster Singer managing their technology and marketing functions. From 1982 to 1992, Mr. Raquet was a partner at Herzog Heine & Geduld, Inc., a trading firm, where he directed the firm's technology and marketing efforts. Mr. Raquet was also Corporate Controller for PaineWebber Incorporated between 1980 and 1982. He was Executive Vice President of Cantor Fitzgerald from 1977 to 1980 and Controller for Weeden & Co. from 1968 to 1976. He is a CPA and practiced at the accounting firm of Price Waterhouse. Mr. Raquet received a B.S. degree in Accounting from New York University in 1966.

  Robert I. Turner (48), Executive Vice President, Chief Financial Officer, Treasurer and Director of the Company and Chief Financial Officer of Knight Securities, has over 20 years of experience in the securities and financial services industries. For the past six years, Mr. Turner has served as the Chief Financial Officer for Knight Securities and in April 1996 he was elected to the advisory board of the LLC on which he served until the Company's initial public offering, at which time he joined the Board of Directors of the Company. From 1988 to 1995, Mr. Turner was a Corporate Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in the fixed income, financial services, merchant banking and commodities trading divisions. From 1982 to 1987, Mr. Turner worked for Citibank, N.A. in the treasury and investment banking divisions. From 1979 to 1981, Mr. Turner practiced at the accounting firm of Price Waterhouse where he became a CPA. Mr. Turner received his B.A. from the State University of New York at Binghamton in 1973 and his M.S.B.A. from the University of Massachusetts at Amherst in 1976.

  Anthony M. Sanfilippo (44), Executive Vice President and Director of the Company and President of Knight Capital Markets LLC ("Knight Capital Markets"), has over 25 years of experience in the securities industry. For the past three years, he has been the President of Knight Capital Markets. Mr. Sanfilippo has been a director of the Company since the Company's initial public offering. From 1993 to 1997, Mr. Sanfilippo was President and Chief Executive Officer of Tradetech Securities, a market maker in the Nasdaq Inter-Market, which he founded in 1993 and which was subsequently acquired by Knight Capital Markets in 1997. From 1988 to 1993, he served as Executive Vice President at Mesirow Financial, managing the Institutional Equity Division and Regional Exchange Specialist Operations. From 1980 to 1986, he was Vice President of Jefferies & Co., an investment bank, where he co-managed the firm's capital commitments in listed securities. Mr. Sanfilippo is a member of the National Organization of Investment Professionals. He has also served as President of the Security Traders Association in Chicago and has chaired the NASDR Business District Conduct Committee. Mr. Sanfilippo attended DePaul University.

  Peter S. Hajas (40), Director of the Company and Chief Executive Officer of Knight Financial Products LLC ("Knight Financial Products"), has almost 20 years experience in the securities industry. For the past three years, Mr. Hajas has served first as a member and then as Chief Executive Officer of Knight Financial Products. Mr. Hajas joined the Board in January 2000. From 1990 to 1998, Mr. Hajas was Managing Director of Global Fixed Income and Derivatives for Swiss Bank Corporation. From 1989 through October 1990, Mr. Hajas was a partner at O'Connor & Associates in charge of fixed income trading. Mr. Hajas was the Chairman and Head of Trading for Arbitech AB from 1987 to 1989. Before that, he was employed at O'Connor & Associates from 1983 to 1987. Mr. Hajas received a B.S. degree in Physics, Mathematics and Computer Science from Loyola University in Chicago in 1982.

  John G. Hewitt (50), Director of the Company and President of Knight Securities, has over 20 years experience in the securities industry. Since June 1999, Mr. Hewitt has served as President of Knight Securities. Mr. Hewitt joined the Board in May 2000. From 1987 to 1999, Mr. Hewitt worked at Goldman Sachs

& Company, where he most recently was Vice President of Electronic Trading & Arbitrage Administration. Before that, he was a Senior Vice President and Chief Operating Officer of the New York Futures Exchange at the New York Stock Exchange from 1978 to 1987. Mr. Hewitt received his B.A. from the University of Rochester in 1973, his J.D. from Boston University Law School in 1978 and his LL.M. from New York University in 1984.

  Charles V. Doherty (67), Director of the Company, has served on the Board of the Company since the Company's initial public offering, and before that, as an advisory board member of the LLC since March 1995. He has been a Managing Director of Madison Asset Group, an investment advisory firm, since 1993. From 1986 to 1992, Mr. Doherty was President and Chief Operating Officer of the Chicago Stock Exchange. He is a CPA and founder of Doherty, Zable & Company, an accounting firm, where he served as President between 1974 and 1985. Mr. Doherty received his B.A. in Accounting, magna cum laude, from the University of Notre Dame in 1955 and his M.B.A. from the University of Chicago in 1967.

  Robert Greifeld (43), has been a Senior Vice President of SunGard Data Systems ("SunGard") since February 2000. He is also the Chief Executive Officer of SunGard's Trading System division. Mr. Greifeld joined the Board in May 2000. From August 1999 to February 2000, Mr. Greifeld was Vice President of SunGard, and from May 1999 to August 1999, he was Chief Executive Officer of the SunGard Brokerage Systems Group. From 1993 to 1999, Mr. Greifeld was President of Automated Securities Clearance, Ltd., which was acquired by SunGard in March 1999. Mr. Greifeld is chairman of the advisory committee of the BRUT Utility LLC. Mr. Greifeld holds a B.A. from Iona College and an M.B.A. from New York University.

  Gary R. Griffith (61), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He has been an independent financial consultant since 1990 and has worked in investment banking and financial consulting since 1980. Before 1980, Mr. Griffith was with CBS, Inc. and Price Waterhouse. Mr. Griffith is a CPA. Mr. Griffith received a B.S. in Business Administration from Ohio State University in 1963.

  Robert M. Lazarowitz (44), is a former Executive Vice President and Director of the Company and Chief Operating Officer of Knight Capital Markets. He resigned from the Company and as a director in November 2000. Prior thereto, Mr. Lazarowitz was a director of the Board since its inception. Mr. Lazarowitz was also a co-founder of the LLC. Mr. Lazarowitz has over 20 years of experience in the securities and financial services industries. Prior to November 2000, Mr. Lazarowitz served for the past 12 years as Chief Financial Officer and then as Chief Operating Officer of Knight Capital Markets. From 1985 to 1987, he served as Chief Financial Officer of Bach Management/Investment Banking and, from 1984 to 1985, as Chief Operating Officer of Traubner Bach Co. Inc. Mr. Lazarowitz received his B.S. in Accounting from the University of South Florida in 1978.

  Bruce R. McMaken (41), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He also has been employed by Sanders Morris Harris Inc. ("SMH"), an investment banking firm, since 1992, where he currently serves as a Senior Vice President. Mr. McMaken serves as one of the managers of Environmental Opportunities Fund, Ltd. and Environmental Opportunities Funds II, two private equity funds managed by affiliates of SMH. He is also a director of IESI Corporation, a private solid waste collection and disposal company. He received his B.A. degree from Cornell University in 1981.

  Rodger O. Riney (55), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since March 1995. He is the President of Scottrade, Inc., a discount brokerage firm he founded in 1980. In 1969, he joined Edward Jones & Co., a brokerage firm, and in 1975 became a General Partner of that firm. Mr. Riney received a B.S. degree in Civil Engineering in 1968 and an M.B.A. in 1969, both from the University of Missouri-Columbia.

  V. Eric Roach (38), Director of the Company, has served on the Board of the Company since the Company's initial public offering and, before that, as an advisory board member of the LLC since 1995. In 2000, he joined eLance Inc., as its Chairman and Chief Executive Officer. Mr. Roach founded Lombard Brokerage, a brokerage firm, in 1992 and was Chairman and Chief Executive Officer until Dean Witter, Discover & Co. acquired the company in 1997. Until July 1998, he was President of Discover Brokerage Direct, Inc., a wholly-owned subsidiary of Morgan Stanley, Dean Witter & Co., managing the company's strategy, marketing and public relations areas. In July 1998, Mr. Roach joined the direct business group of Morgan Stanley Dean Witter. He attended Brigham Young University and also attended the Executive M.B.A. program of Pepperdine University.

Board of Directors and its Committees

  During 2000, the Company's Board of Directors met seven times and took action by unanimous written consent on one other occasion.

  The Company has, as standing committees, a Finance and Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

  All members of the Board of Directors attended at least 75% of its meetings and the meetings of any Committees of the Board of Directors of which they were members in 2000, other than Mr. Roach who attended 57% of the Board meetings.

  The current members of the Finance and Audit Committee are Messrs. Griffith, Doherty and McMaken. The Finance and Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to monitoring: (1) the integrity of the financial statements; (2) the risk and control environment of the Company; and (3) the independence and performance of the Company's independent auditors. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material new capital formation plans, including planned issuances of equity securities and debt instruments; and (ii) certain material acquisitions, divestments and investments by the Company.

  The current members of the Compensation Committee are Messrs. Doherty and Riney. Mr. Finn retired from the Compensation Committee in February 2001. The Compensation Committee provides assistance to the Board of Directors to ensure that the Company's officers, key executives and Directors are compensated in accordance with the Company's total compensation objectives and executive compensation policies, strategies and pay levels necessary to support organizational objectives.

  The current members of the Nominating and Corporate Governance Committee are Messrs. Doherty, Greifeld, Pasternak and Sanfilippo. Mr. Greifeld joined the Nominating and Corporate Governance Committee in January 2001. Mr. Finn retired from the Nominating and Corporate Governance Committee in February 2001. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors on whom to nominate as Directors of the Company. The Nominating and Corporate Governance Committee also considers nominee recommendations from stockholders of the Company.

  In 2000, the Finance and Audit Committee and the Compensation Committee met for regularly scheduled meetings as well as special meetings. The Nominating and Corporate Governance Committee acted once by unanimous written consent and once by special meeting.

Compensation of Directors

  Messrs. Pasternak, Raquet, Sanfilippo, Hajas, Hewitt and Turner, officers of the Company, receive no remuneration for serving on the Board of Directors. Each of the independent Directors receive an annual fee of $18,000 and a meeting fee of $1,000 for each of the Board of Directors and Committee meetings attended, except for the Finance and Audit Committee meetings where attendees receive $3,000 per meeting. Committee chairpersons receive an additional fee of $10,000 per year. All directors are reimbursed for out-of-pocket expenses. Each newly elected independent director is granted an option to purchase 16,000 shares of Class A

Common Stock. In addition, on the first business day following each annual meeting of our stockholders, each continuing independent director will be granted an option to purchase 8,000 shares of Class A Common Stock. For the fiscal year ended December 31, 2000, directors of the Company who were not officers received the above-described directors' fees from the Company aggregating $319,000.

Executive Officers

  The executive officers serve at the discretion of the Board of Directors. The following table sets forth certain information concerning the executive officers of the Company as of March 31, 2001 (none of whom has a family relationship with another executive officer):

 Name                    Age Position
 ----                    --- --------
 Kenneth D. Pasternak...  47 Chairman of the Board, President and Chief
                             Executive Officer
 Walter F. Raquet.......  56 Executive Vice President and Director
 Robert I. Turner.......  48 Executive Vice President, Chief Financial Officer,
                             Treasurer and Director
 Anthony M. Sanfilippo..  44 Executive Vice President and Director, President,
                             Knight Capital Markets
 David Shpilberg........  50 Executive Vice President, Chief Operating Officer
                             and Chief Technology Officer
 Peter S. Hajas.........  40 Director, Chief Executive Officer, Knight
                             Financial Products
 John G. Hewitt.........  50 Director, President, Knight Securities
 Irvin Kessler..........  45 Chief Executive Officer, Deephaven Capital
                             Management
 Michael T. Dorsey......  45 Senior Vice President, General Counsel and
                             Secretary

  For selected biographical information with respect to certain of the executive officers, please see "Nominees For Election as Directors" beginning on page 3. Selected biographical information with respect to all other executive officers is set forth hereafter.

  David Shpilberg (50), Executive Vice President, Chief Operating Officer and Chief Technology Officer of the Company, joined the Company in April 2000. From 1991 to 2000, Dr. Shpilberg was a partner in the Management Consulting Services Division of Ernst & Young where he most recently served as Vice Chairman and Chief Technology Officer. Prior to that, he was Vice President of Information Technology in the Equities and Asset Management Divisions Worldwide at Goldman Sachs & Company from 1989 to 1991. From 1983 to 1989, Dr. Shpilberg was a partner in the Management Consulting Services division of Coopers & Lybrand. Dr. Shpilberg received his B.S. in Aeronautics and Astronautics in 1972, his M.S. in Operations Research in 1973, and his Ph.D. in Management Science in 1976, all from the Massachusetts Institute of Technology.

  Irvin Kessler (45), Chief Executive Officer of Deephaven Capital Management LLC ("Deephaven Capital Management"), has over 23 years experience in the securities industry. Mr. Kessler founded Deephaven Capital Management in 1994 and also co-founded Arbitrade Holdings LLC in 1995. Prior thereto, Mr. Kessler traded as a proprietary options market-maker, trained and financed over 75 other options market-makers, started a clearing firm for floor traders, established a Chicago Board of Options Exchange (the "CBOE") specialist post, and served on the board of the CBOE and the Chicago Stock Exchange. Mr. Kessler attended the University of Minnesota.

  Michael T. Dorsey (45), Senior Vice President, General Counsel and Secretary, has been with the Company since March 1998. From June 1994 to March 1998, Mr. Dorsey served as the Chief Legal Officer to Prudential Investment Management Services LLC and its predecessor, in the institutional money management unit of The Prudential Insurance Company of America. From 1986 until June 1994, Mr. Dorsey served as an attorney in the SEC's Division of Market Regulation, holding various posts including Special Counsel to the Assistant Director and then Branch Chief of the Office of Compliance Inspections and Oversight. Mr. Dorsey received a B.S.B.A. in Finance from the St. Louis University in 1981, a J.D. from the University of Missouri-Columbia in 1984 and an LL.M. in Securities Regulations from Georgetown University Law Center in 1989. Mr. Dorsey is admitted to the Missouri and Illinois state bars.

Executive Compensation

  The following table sets forth information regarding compensation paid for each of the last three completed fiscal years for Kenneth D. Pasternak, the Company's Chairman, President and Chief Executive Officer, and the company's five other most highly paid executive officers (together with the Chief Executive Officer, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                           Long-Term
                                          Annual Compensation             Compensation
                                  --------------------------------------- ------------
                                                                           Securities
                                                             All Other     Underlying
   Name and Principal     Year     Salary   Bonus(1)      Compensation(2)  Options(3)
   ------------------     ----    -------- -----------    --------------- ------------
Kenneth D. Pasternak....  2000    $250,000 $26,212,659(4)    $  25,113           --
 Chairman, President and  1999     250,000  19,155,017(4)       24,244           --
 Chief Executive Officer  1998     250,000   5,081,905(4)    3,714,990     2,000,000

Walter F. Raquet........  2000     250,000   7,015,836           6,476           --
 Executive Vice           1999     250,000   6,859,466           6,269           --
 President                1998     250,000   1,829,588       3,714,990       750,000

John G. Hewitt..........  2000     250,000   5,883,667           7,948           --
 President, Knight        1999(5)  127,885   2,218,606           7,379       300,000
 Securities               1998         --          --              --            --

David Shpilberg.........  2000(5)  192,468   5,840,409           5,250       250,000
 Executive Vice           1999         --          --              --            --
 President,               1998         --          --              --            --
 Chief Operating Officer
 and
 Chief Technology
 Officer

Robert I. Turner........  2000     200,000   2,582,104           9,657           --
 Executive Vice           1999     200,000   2,610,947       4,871,710           --
 President,               1998     195,422     766,587           5,000       550,000
 Chief Financial Officer
 and
 Treasurer

Anthony M. Sanfilippo...  2000     250,000   1,955,392           5,809           --
 Executive Vice           1999     250,000   1,200,152           5,533           --
 President                1998     250,000     496,399         385,457       350,000

--------
(1) Includes discretionary incentive cash bonuses paid pursuant to the Incentive Plan described below. Also includes amounts which may have been deferred under the Company's Nonqualified Deferred Compensation Plan.
(2) Includes self-employment earnings reported for the LLC, contributions by the Company on behalf of each of the executive officers by the Company under the Company's 401(k) defined contribution plan, taxable income from the exercise of nonqualified employee stock options and taxable fringe benefits.
(3) The number of shares covered by options to purchase the Company's Class A Common Stock granted during the applicable year, adjusted for the Company's two-for-one stock split during May 1999. See further discussion below.
(4) Includes $10,581,217, $4,238,732 and $1,273,709 paid as trading compensation to Mr. Pasternak for the years ended December 31, 2000, 1999 and 1998, respectively.
(5) Executive Officer was only an employee with the Company for part of that year.

                       Option Grants During Fiscal 2000

  The following table sets forth grants of stock options to each of the Named Executive Officers during the year ended December 31, 2000.

                                       Individual Grants                Potential Realizable
                         ---------------------------------------------    Value at Assumed
                         Number of   Percent of                        Annual Rates of Stock
                         Securities Total Options Exercise             Price Appreciation for
                         Underlying  Granted to    or Base                 Option Term(1)
                          Options   Employees in  Price Per Expiration ----------------------
          Name            Granted    Fiscal Year    Share      Date        5%         10%
          ----           ---------- ------------- --------- ---------- ---------- -----------
David Shpilberg.........  250,000        5.8%      $39.75    04/05/10  $6,249,640 $15,837,816
 Executive Vice
 President,
 Chief Operating Officer
 and
 Chief Technology
 Officer

--------
(1) Amounts that may be realized upon exercise of the options immediately before the expiration of their term, assuming the specified compound rates of appreciation (5% and 10%) on the market value of the Class A Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the SEC and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the timing of exercise and the future performance of the common stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

Year-End Option Values

  The following table sets forth certain information concerning stock options exercised and the number and value of unexercised options held by each of the Named Executive Officers on December 31, 2000. All share and per share amounts have been adjusted for the Company's two-for-one stock split during May 1999.

  Aggregated Options Exercised in 2000 and Option Values at December 31, 2000

                                                                                Value of
                                                  Number of Shares             Unexercised
                                               Underlying Unexercised         In-the-Money
                                                     Options at                Options at
                           Shares                 December 31, 2000       December 31, 2000(1)
                         Acquired on  Value   ------------------------- -------------------------
       Name               Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
       ----              ----------- -------- ----------- ------------- ----------- -------------
Kenneth D. Pasternak....     --        --      1,000,000    1,000,000   $6,687,500   $6,687,500
Walter F. Raquet........     --        --        375,000      375,000    2,507,813    2,507,813
John G. Hewitt..........     --        --         75,000      225,000          --           --
David Shpilberg.........     --        --            --       250,000          --           --
Robert I. Turner........     --        --        137,500      275,000      919,531    1,839,063
Anthony M. Sanfilippo...     --        --        175,000      175,000    1,170,313    1,170,313

--------
(1) Computed by subtracting the option exercise price from the closing price per share of the Company's Class A Common Stock of $13.9375 as reported by the National Market System of the Nasdaq Stock Market and multiplying this amount by the number of exercisable and unexercisable options. This may not represent the amounts that will actually be realized by the Named Executive Officers.

Management Contracts

  Shortly before the Company's initial public offering, the Company entered into a new employment agreement substantially the same as the prior LLC employment agreement with Mr. Pasternak and amended the LLC agreements of Mr. Raquet and other former officers, as well as the prior employment agreement with Mr. Sanfilippo (collectively, the "Executives"). The term of Mr. Pasternak's agreement (the "Current Agreement") is four years, beginning on the date of the consummation of the Company's initial public offering, with annual, automatic one-year extensions beginning on the fourth anniversary of such date unless either party gives notice of nonrenewal at least 60 days before such anniversary. The term of the amended agreements of the remaining Executives (the "Amended Agreements") ended on March 23, 2000, and such agreements were not renewed.

  Mr. Pasternak's Current Agreement provides that he is President and Chief Executive Officer of the Company and President and Chief Executive Officer of Knight Securities. Mr. Pasternak subsequently relinquished the title of President of Knight Securities in June 1999. Mr. Pasternak receives an annual salary of $250,000, which may be, from time to time, increased by the Board of Directors.

  The Current Agreement and each of the Amended Agreements provides, or provided, for the payment of an annual bonus pursuant to the Company's Incentive Plan (defined below) and for participation in current and future employee benefit plans. In addition, the Current Agreement of Mr. Pasternak provides, and the Amended Agreement of Mr. Sanfilippo provided, for the payment of profit sharing equal to a percentage (in the case of Mr. Pasternak, 35%; in the case of Mr. Sanfilippo, a percentage consistent with the Company's other traders) of the net, before-tax trading profits of the Executive's personal trading account.

  If Proposal 2 is approved by the stockholders, the Company will amend the Current Agreement. The key changes to the Current Agreement would be an increase in Mr. Pasternak's annual base salary from $250,000 to $750,000, participation in the Knight Trading Group, Inc. Executive Incentive Plan, and the establishment of a cap of $6 million for compensation arising from trading activities that may be paid to Mr. Pasternak. In addition, Mr. Pasternak's trading compensation would be payable through a combination of cash, restricted stock and/or stock options.

  In connection with our merger with Arbitrade Holdings LLC in January 2000, we also entered into employment agreements with, among others, Mr. Hajas and Mr. Kessler. The term of these agreements is three years, beginning on the date of the completion of the merger, with annual, automatic one-year extensions beginning on the third anniversary of such date unless either party gives notice of nonrenewal at least 60 days before such anniversary.

                            COMPENSATION COMMITTEE
                       REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee was formed in April 1998. Set forth below is a description of the policies and practices that the Compensation Committee implemented in 2000 and will implement with respect to future compensation determinations.

  Compensation Philosophy. The Company's compensation program is designed to attract, reward and retain highly qualified executives and to encourage the achievement of business objectives and superior corporate performance. The program ensures the Board of Directors and stockholders that: (1) the achievement of the overall goals and objectives of the Company can be supported by adopting an appropriate executive compensation policy and implementing it through an effective total compensation program; and (2) the total compensation program and practices of the Company are designed with full consideration of all accounting, tax, securities law and other regulatory requirements and are of the highest quality.

  The Company's executive compensation program currently consists of two key elements: (1) an annual compensation component composed of base salary and bonus; and (2) a long-term compensation component composed of equity-based awards pursuant to the 1998 Long-Term Incentive Plan.

  Annual Compensation. Base salaries will be determined by evaluating the responsibilities associated with the position being evaluated and the individual's overall level of experience. In addition, the compensation of the Chief Executive Officer determined by the Compensation Committee is subject to the terms of his then current employment agreement. Annual salary adjustments will be determined by giving consideration to the Company's performance and the individual's contribution to that performance.

  In 1998, the Company established a profit-pool incentive plan (the "Incentive Plan"), currently consisting of four sub-profit pools, one for the Company (disregarding its subsidiary companies) (the "Company Sub-Pool"), one for Knight Securities (the "Knight Securities Sub-Pool"), one for Knight Capital Markets (the "Knight Capital Markets Sub-Pool") and one for Knight Financial Products (the "Knight Financial Products Sub-Pool"). The Incentive Plan also provided for the creation of a new sub-pool at the time of each future formation or acquisition of a new Company subsidiary, to be allocated by such person or persons as determined by a committee of the Board of Directors consisting of its executive officers.

  The annual Company Sub-Pool equals 15% of the before-tax profits of the Company (on an unconsolidated basis) earned by the Company during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive
Plan) and is allocated on a quarterly basis by the Chief Executive Officer of the Company. The annual Knight Securities Sub-Pool equals 15% of the before-tax profits earned by Knight Securities during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive Plan), and is allocated on a quarterly basis by the Chief Executive Officer, President and Chief Operating Officer of Knight Securities. The annual Knight Capital Markets Sub-Pool equals 15% of the before-tax profits earned by Knight Capital Markets during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive Plan), and is allocated on a quarterly basis by the Chief Executive Officer, President and Chief Operating Officer of Knight Capital Markets. The annual Knight Financial Products Sub-Pool equals 15% of the before-tax profits earned by Knight Financial Products, including Deephaven Capital Management, during each fiscal quarter (not taking into account amounts paid out pursuant to the Incentive Plan), and is allocated on a quarterly basis by the Chief Executive Officer, President and Chief Operating Officer of Knight Financial Products. Such officers may not themselves receive an allocation from any sub-profit pool in any year unless the entire Company, on a consolidated basis, earns a before-tax profit. All allocations are subject to the approval of the Chief Executive Officer of the Company.

  If the Executive Incentive Plan (described in Proposal 2) is adopted by the stockholders, the bonus component related to the Incentive Plan, consisting of the four sub-profit pools, will be terminated. Please refer to Proposal 2 for further discussion.

  Mr. Pasternak is the only Company Named Executive Officer currently under an employment contract. See "Management Contracts and Change in Control Agreements." Increases in the base salaries of the Named Executive Officers and the bonus portion of their annual compensation will be based upon the considerations noted above.

  Long-term Compensation. To align stockholder and executive officer interests, the long-term component of the Company's executive compensation program utilizes equity-based awards whose value is directly related to the value of the Knight Trading Class A Common Stock. These equity-based awards are granted by the Compensation Committee pursuant to the 1998 Long-Term Incentive Plan. Individuals to whom equity-based awards are granted and the amount of Knight Trading Class A Common Stock related to such equity-based awards are determined at the discretion of the Board of Directors. Because individual equity-based award levels will be based on a subjective evaluation of each individual's overall past and expected future contribution, no specific formula is used to determine such awards for any executive.

  Compensation of Chief Executive Officer. In 2000, Mr. Pasternak's compensation consisted of three components: (1) his base salary under his Current Agreement ($250,000); (2) 35% of profits from his personal trading account in calendar 2000, as provided by his Current Agreement ($10,581,217); and (3) his share of the Knight Securities Sub-Pool for calendar 2000 ($15,631,442). The Knight Securities Sub-Pool was allocated by Mr. Pasternak, as Chief Executive Officer of Knight Securities. No bonuses were paid out of the Company Sub-Pool in 2000. Mr. Pasternak received no compensation in 2000 that was within the discretion of the Board of Directors or the Compensation Committee, as his compensation was controlled by the Current Agreement.

  If Proposal 2 is approved by the stockholders, the Company will amend Mr. Pasternak's compensation for 2001 by: (1) increasing his annual base salary to $750,000; (2) establishing a cap of $6 million for compensation arising from trading activities that may be paid to Mr. Pasternak (such amounts to be payable in cash, restricted stock and/or stock options); and (3) eliminating Mr. Pasternak's participation in the Knight Securities Sub-Pool and replacing it with participation in the Executive Incentive Plan. The proposed changes to Mr. Pasternak's compensation reflect an extensive review during 2000 and 2001 on industry compensation practices for executive officers. The Compensation Committee recognizes that the opportunity to earn compensation from trading activities is not typical for a Chief Executive Officer, but strongly believes that this feature, with the introduction of a cap, is a continuing positive for Knight Trading and its stockholders. If Proposal 2 is not approved by the stockholders, Mr. Pasternak's 2001 compensation will be governed by the Current Agreement.

                                          Compensation Committee
                                          Charles V. Doherty, Chairman
                                          Rodger O. Riney

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1997, and before the formation of the Compensation Committee, decisions concerning the compensation of executive officers were made by the entire Board of Directors, or its predecessor, the advisory board of the LLC. Since the Company's initial public offering, decisions concerning executive compensation have been made by the Compensation Committee. The Compensation Committee currently consists of Messrs. Doherty and Riney, none of whom has ever been an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee. Certain members of the Company's Board of Directors are parties to transactions with the Company.

                      COMPARATIVE STOCK PERFORMANCE GRAPH

  The graph below compares the total cumulative return of the Knight Trading Class A Common Stock from July 8, 1998 (the date trading of the Knight Trading Class A Common Stock commenced) through December 31, 2000, to the Standard & Poor's 500 Index, the SNL All Broker/Dealer Index and two industry peer groups. The graph assumes that dividends were reinvested and is based on an investment of $100 on July 8, 1998.


                                             Period Ending
                         -----------------------------------------------------
         Index           07/08/98 12/31/98 06/30/99 12/31/99 06/30/00 12/31/00
         -----           -------- -------- -------- -------- -------- --------
Knight Trading Group,
 Inc....................  100.00   150.79   759.84   579.53   375.59   175.59
S&P 500.................  100.00   106.11   119.25   128.44   127.90   116.74
SNL All Broker/Dealer
 Index..................  100.00    83.73   136.91   141.55   159.51   166.62
Old Peer Group..........  100.00   101.61   178.70   143.17   177.94   175.17
New Peer Group..........  100.00   101.36   177.61   142.88   177.47   175.31

The Company included the following companies in its New Peer Group:
  Ameritrade Holding Corporation
  E*TRADE Group, Inc.
  Merrill Lynch & Co. Inc.
  The Charles Schwab Corporation
  LaBranche & Co., Inc.

The Company included the following companies in the Old Peer Group:
  Ameritrade Holding Corporation
  E*TRADE Group, Inc.
  Merrill Lynch & Co. Inc.
  The Charles Schwab Corporation
  National Discount Brokers Group (acquired by Deutsche Bank AG. Performance through December 1, 2000.)

Section 16(a) Beneficial Ownership Reporting Compliance

  The Company's executive officers, directors and ten percent stockholders are required under Section 16(a) of the Securities Exchange Act of 1934, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission and the The Nasdaq Stock Market, Inc. Copies of these reports must also be furnished to the Company. Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended December 31, 2000, all filing requirements applicable to its officers, directors and ten percent stockholders were complied within a timely manner.

                      FINANCE AND AUDIT COMMITTEE REPORT

  The Finance and Audit Committee of the Board of Directors (the "Committee") provides assistance to the Company's Board of Directors in fulfilling its oversight responsibilities with respect to monitoring the quality and integrity of the financial statements, the risk and control environment of the Company, and the independence and performance of the Company's independent auditors. The Committee also recommends to the Board the selection of the Company's independent auditors. The Committee operates under a written charter adopted and approved by the Board of Directors. A copy of the Charter is attached to this Proxy Statement as Exhibit A.

  The Committee is composed of three directors, who are not officers or employees of the Company. The Board of Directors has determined in its business judgement that each Committee member is in compliance with the independence, experience and financial literacy requirements as defined by the listing standards of The Nasdaq Stock Market, Inc.

  Management is responsible for the financial reporting process, including the system of internal control and the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The independent auditors are responsible for conducting an independent audit of the financial statements in accordance with generally accepted auditing standards. The Committee is responsible for monitoring and reviewing these processes. However, we are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. We rely, without independent verification, on the information provided to us and on the representations made by management and independent auditors.

  In performing its oversight responsibilities, the Committee held ten meetings during the year 2000. These meetings were designed, among other things, to encourage free and open communications among the Committee, management and independent auditors. During the course of these meetings, the Committee discussed with the independent auditor, with and without management present, the overall scope and plan for their annual audit, the results of their examination and their evaluation of the Company's internal controls. Additionally, the Committee discussed matters related to the conduct of the audit and other matters required to be discussed by Statements on Auditing Standards No. 61, as amended (Communication with Audit Committees). The Committee also reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2000 with management and the independent auditor.

  The Committee received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) regarding auditor independence, and we held discussions with the independent auditors regarding their independence. When considering the independence of the Company's independent auditors, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company's consolidated financial statements was compatible with maintaining their independence. We reviewed, among other matters, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services.

  Based on the Committee's discussions with management and the independent auditors, review of the representations of management and the report of the independent auditors to the Committee, and subject to the limitations on the role of the Committee referred to above and in the Finance and Audit Committee Charter, we recommended to the Board of Directors that the Company's audited consolidated financial statements for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K. We also recommended the selection of the Company's independent auditors, and based on our recommendation, the Board selected PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ended December 31, 2001, subject to stockholder approval.

                                          Finance and Audit Committee
                                          Gary R. Griffith, Chairman
                                          Charles V. Doherty
                                          Bruce R. McMaken

   PROPOSAL 2--TO ACT UPON A PROPOSAL TO ADOPT THE EXECUTIVE INCENTIVE PLAN

  On April 11, 2001, we adopted the Knight Trading Group, Inc. Executive Incentive Plan (the "EIP"), subject to approval by stockholders. The purpose of the EIP is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company. The Company believes that the adoption of the EIP would further align the Company's key employees with the stockholders since payment of bonus awards under the EIP will be based on Company or subsidiary performance criteria. Currently, key employees participate in the Incentive Plan which provides for payment to the key employees of 15% of the before-tax profits of the Company or its specified subsidiaries (on an unconsolidated basis) earned by the Company or the specified subsidiary during each fiscal quarter (See "Compensation Committee Report on Executive Compensation" for further information regarding the Incentive Plan). The Compensation Committee believes that moving from a predominantly cash compensation bonus payout to one with a greater mix of cash and equity compensation is in the Company's and stockholders' interest. As a result, if the EIP is adopted, the Incentive Plan will be terminated and replaced by the EIP.

  The EIP was developed after an extensive review during 2000 and 2001 that focused on both external market practices and the Company's business direction and culture. The Board of Directors believes the flexibility inherent in the EIP will allow for the establishment of annual performance goals and measures that are consistent with a more diversified company. If the proposed amendments to the 1998 Long-Term Incentive Plan (as detailed in Proposals 3 and 4) are adopted, a greater proportion of executive and senior professional compensation paid from the EIP over time will be delivered in Company equity awards. We believe this shift to increased equity awards is in line with industry best practices. If the stockholders do not approve the EIP, the Company's key employees will continue to participate in the Incentive Plan.

  The EIP will be administered by a committee of two or more "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The committee will have the authority to determine who will participate in the EIP and to determine the terms and conditions of awards granted thereunder. Awards under the EIP may be paid in the form of cash, restricted stock, restricted stock units, stock options or a combination of the foregoing. As a result, the committee administering the EIP may, at times, determine that cash based awards are in the best interests of the Company, primarily in instances where equity grants would be excessively dilutive to the stockholders. Awards of restricted stock, restricted stock units and stock options will be granted under the Company's 1998 Long-Term Incentive Plan. The payment of awards under the EIP will be based on the achievement during an annual performance period determined by the committee of certain objective performance goals set by the committee, which may include any or all or none of the following:

  . before or after tax net income;

  . book value per share;

  . stock price;

  . return on shareholders' equity;

  . relative performance versus peers;

  . expense management;

  . return on investment;

  . improvements in capital structure;

  . profitability of an identifiable business unit or product;

  . profit margins;

  . budget comparisons;

  . total return to shareholders;

  . revenue; or

  . any increase or decrease of one or more of the foregoing over a specified period.

  The committee may reduce or eliminate any award under the EIP, but in no event may the committee increase the amount of an award payable to a participant unless specified performance goals are met. Unless otherwise provided by the committee in connection with specified terminations of employment, if a participant's employment terminates for any reason prior to the end of a performance period, no award shall be payable to such participant for that performance period. A participant who is terminated for gross misconduct after the end of the performance period shall forfeit participation in the EIP, and no award shall be payable to such a participant. In no event shall payment in respect of awards granted for an annual performance period be made to a participant in an amount that exceeds $22,500,000.

  Under applicable law, the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the proposed amendment. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal. Unless otherwise instructed, properly executed proxies that are timely received and not subsequently revoked, but not marked, will be voted in favor of the proposed amendment.

  The Board recommends that stockholders at the Annual Meeting approve the EIP. The full text of the EIP is set forth in Exhibit B to this Proxy Statement, and the description of the EIP set forth herein is qualified in its entirety by reference to the text of such plan.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE EXECUTIVE INCENTIVE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL 3--TO ACT UPON A PROPOSAL TO ADOPT AMENDMENT NUMBER TWO TO THE KNIGHT
               TRADING GROUP, INC. 1998 LONG-TERM INCENTIVE PLAN

  The Board of Directors of the Company has unanimously approved and recommends that the stockholders approve an amendment ("Amendment Two") to the Company's 1998 Long-Term Incentive Plan (the "1998 Plan") to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 24,291,000 shares to 27,291,000 shares. The Board adopted Amendment Two since the number of shares currently available under the 1998 Plan are insufficient to satisfy the Company's anticipated incentive compensation needs for current and future employees as it moves from cash based bonus awards to greater equity based bonus awards with the adoption of the EIP. The Board believes that the adoption of Amendment Two would, among other things, enhance the long-term stockholder value of the Company by offering opportunities to the Company's employees, directors, officers, and other service providers to participate in the Company's growth and success, and to encourage them to remain in the service of the Company and its subsidiaries and to acquire and maintain stock ownership in the Company. The Board believes that existing option grants and stock awards have contributed substantially to the successful achievement of the Company and that the granting of stock options and stock awards for these purposes is comparable with the practices of other high-technology and financial services companies. In addition, the failure to adopt Amendment Two would unnecessarily restrict the Company's ability to pursue opportunities for future acquisitions, mergers, and other corporate transactions. The Board believes that Amendment Two is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without the added delay and expense of obtaining stockholder approval each time an opportunity requiring the issuance of shares under the 1998 Plan may arise.

  If Amendment Two is approved, the Company will have additional authorized shares of Class A Common Stock available for future grants over the next two years, including grants under the EIP, for new hires and to retain existing employees. Approval of the additional authorization for grants proposed in this Proposal 3 will enable the Company to effectuate the intent of the EIP, that is to provide for more equity based ownership by its senior officers so that their interests are further aligned with those of the stockholders. Should stockholders not approve this Proposal 3, the authorized shares will not be increased, and when the number of shares currently remaining authorized for issuance under the 1998 Plan is exhausted, the Company will not be able to grant additional awards under the 1998 Plan absent further stockholder action. This would also have the effect of defeating the intent of the EIP and would increase the portion of executive compensation that is paid in cash.

  Under applicable law, the affirmative vote of the holders of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the proposed amendment. As a result, abstentions and broker non-votes are effectively equivalent to votes against this proposal.

                                SUMMARY OF PLAN

  The Company adopted the 1998 Plan, and it took effect, immediately before its initial public offering. As of the date of the 1998 Plan's effectiveness, a maximum of 7,145,500 shares of Class A Common Stock were available for issuance thereunder. Subsequently, the Company effected a 2-for-1 stock split by means of a 100% stock dividend as of the close of business on May 14, 1999, resulting in an equitable adjustment in the share limitation under the 1998 Plan to 14,291,000 shares. The number of shares available for issuance under the 1998 Plan was then increased to 24,291,000 pursuant to Amendment Number One to the 1998 Plan, which became effective on May 17, 2000 upon its approval by the Company's stockholders. If this Proposal 3 is adopted, a maximum of 27,291,000 shares of Class A Common Stock will be reserved for issuance under the 1998 Plan, subject to equitable adjustment in the event of a change in the Company's capitalization.

  The 1998 Plan is administered by a committee established by the Board of Directors, the composition of which will at all times satisfy the provisions of Rule 16b-3 of the Securities Exchange Act of 1934, as in effect from time to time, including any successor thereof. This committee has full authority, subject to the provisions of the 1998 Plan, to determine, among other things, the persons to whom awards under the 1998 Plan will be made, the size of these awards, and the specific terms and conditions applicable to awards, including, but not limited to, the duration, vesting and exercise or other realization periods, the circumstances for forfeiture and the form and timing of payment.

  The 1998 Plan limits the number of shares of Class A Common Stock that may be the subject of awards to any grantee in any calendar year to 2,000,000 shares (reflecting the two-for-one stock split in May 1999). Awards, including stock options, restricted stock and restricted stock units may be made under the 1998 Plan to selected employees and independent contractors of the Company and its present or future subsidiaries and affiliates, in the discretion of the committee. Currently, all employees and independent contractors of the

Company and its subsidiaries are eligible to receive awards under the 1998 Plan. Stock options may be either "incentive stock options," as that term is defined in Section 422 of the Code, or nonqualified stock options. The exercise price of an option will not be less than the fair market value per share of Class A Common Stock on the date of grant. Fair market value is defined by the 1998 Plan as the average of the high and low sales prices on the date prior to the grant date. The exercise price of an option may be paid in cash or Class A Common Stock or by way of a "broker's cashless exercise" or other similar arrangement approved by the committee. Options that have a term of not more than 10 years will become exercisable at that time and upon such terms as the committee may determine, and may be exercised following termination of employment as determined by the committee in the document evidencing the award.

  Restricted stock is Class A Common Stock transferred to the grantee, generally without payment to the Company, which shares are subject to certain restrictions and to a risk of forfeiture. A restricted stock unit is a right to receive shares of Class A Common Stock or cash at the end of a specified period, subject to a risk of forfeiture. The vesting of restricted stock and restricted stock units may be conditioned upon the satisfaction of specified performance criteria. As amended by Proposal 4, the 1998 Plan would limit the maximum number of shares of Class A Common Stock that may be the subject of restricted share or restricted share unit awards to 3,000,000 shares each.

  In the event of a "change of control," as defined in the 1998 Plan, (1) any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested, (2) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any other award granted under the 1998 Plan will lapse and that award will fully vest and (3) any performance conditions imposed with respect to awards will have been deemed met.

  The 1998 Plan may, at any time and from time to time, be altered, amended, suspended, or terminated by the Board, in whole or in part, provided that no amendment that, in the opinion of counsel, requires stockholder approval will be effective unless such amendment has received the requisite approval of stockholders. In addition, no amendment may be made that adversely affects any of the rights of a grantee under any award theretofore granted, without such grantee's consent.

Certain Federal Income Tax Consequences

  Set forth below is a brief discussion of certain federal income tax consequences relating to awards that may be granted pursuant to the 1998 Plan.

  Nonqualified Stock Options. In the case of a nonqualified stock option, an option holder generally will not be taxed upon the grant of the option. Rather, at the time of exercise of that nonqualified stock option, the option holder will generally recognize ordinary income for federal income tax purposes in an amount equal to the excess of the then fair market value of the shares purchased over the option price, which is referred to as the spread. The Company will generally be entitled to a tax deduction at the time and in the amount that the holder recognizes ordinary income.

  Incentive Stock Options. In the case of an incentive stock option, the tax recognition event will generally occur upon the disposition of the shares acquired upon exercise of the incentive stock option, rather than upon the grant of the incentive stock option or upon its exercise within the employment-related period prescribed by the Code for this purpose, which is referred to as timely exercise. The spread will, however, be an item of tax adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code. If, upon disposition of the shares acquired upon exercise, the special holding period requirements in the Code with respect to incentive stock options have been satisfied, which is referred to as a qualifying disposition, any taxable income will constitute capital gain in an amount equal to the excess of the sale proceeds over the exercise price. The Company will not be entitled to a tax deduction with respect to the timely exercise of an incentive stock option or the subsequent qualifying disposition of shares so acquired. The tax consequences of any untimely exercise of an incentive stock option or non-qualifying disposition of acquired shares will be determined in accordance with the rules applicable to nonqualified stock options, as described in the preceding paragraph, except that, in the case of a non-qualified disposition, the tax recognition event will occur upon that disposition.

  Exercise with Shares. An option holder who pays the option price upon exercise of an option, in whole or in part, by delivering already-owned shares of stock will generally not recognize gain or loss on the shares surrendered at the time of such delivery, except under certain circumstances. Rather, recognition of that gain or loss will generally occur upon disposition of the shares acquired in substitution for the shares surrendered.

  Restricted Stock. Generally, the grant of restricted stock has no federal income tax consequences at the time of grant. Rather, at the time the shares are no longer subject to a substantial risk of forfeiture (as defined in the Code), the holder will recognize ordinary income in an amount equal to the fair market value of those shares. A holder may, however, elect to be taxed at the time of the grant. The Company generally will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

  Restricted Stock Units. In the case of restricted stock units, a holder generally will not be taxed upon the grant of such units or upon the lapse of restrictions on such units but, rather, will recognize ordinary income in an amount equal to the value of the shares and cash received at the time of such receipt. The Company will be entitled to a deduction at the time and in the amount that the holder recognizes ordinary income.

  The foregoing summary constitutes a brief overview of the principal federal income tax consequences relating to the above-described awards based upon current federal income tax laws. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.

  The Board recommends that stockholders at the Annual Meeting approve Amendment Two. The full text of Amendment Two, Amendment Three (discussed below) and the 1998 Plan are set forth in Exhibit C to this Proxy Statement, and the description of the 1998 Plan set forth herein is qualified in its entirety by reference to the text of such plan.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF AMENDMENT TWO IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

   PROPOSAL 4--TO ACT UPON A PROPOSAL TO ADOPT AMENDMENT NUMBER THREE TO THE
           KNIGHT TRADING GROUP, INC. 1998 LONG-TERM INCENTIVE PLAN

  The 1998 Plan currently provides that the maximum number of restricted stock and restricted stock units that may be issued under the 1998 Plan is 1,000,000 shares each (reflecting the two-for-one stock split in May 1999). The Board of Directors of the Company has unanimously approved and recommends that the stockholders approve an additional amendment ("Amendment Three") to the 1998 Plan to increase the maximum number of restricted stock and restricted stock units which may be issued under the 1998 Plan from 1,000,000 shares each to 3,000,000 shares each.

  The Board adopted Amendment Three because the maximum restricted stock and restricted stock unit awards are insufficient to satisfy the Company's anticipated incentive compensation needs for current and future employees. Approval of Amendment Three will enable the Company to effectuate the intent of the EIP. In addition, such approval will allow the Company to continue to recruit, hire and retain highly-skilled employees and executive officers who are critical to the Company's long term growth and success. Amendment Three has been duly adopted by the Board of Directors effective April 11, 2001. A summary of the 1998 Plan, including the federal income tax consequences to the Company and to participants, is set forth under Proposal 3 above.

  The Board recommends that stockholders at the Annual Meeting approve Amendment Three. The full text of Amendment Two, Amendment Three and the 1998 Plan are set forth in Exhibit C to this Proxy Statement.

Under applicable law, the affirmative vote of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting is required for approval of Amendment Three.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF AMENDMENT THREE IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

               PROPOSAL 5--RATIFICATION OF SELECTION OF AUDITORS

  The Finance and Audit Committee and the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending December 31, 2001. Although stockholder action on this matter is not required, this appointment is being recommended to the stockholders for ratification. Pursuant to applicable Delaware law, the ratification of the selection of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, in person or by proxy, and entitled to vote. Abstentions and broker non-votes will be counted and will have the same effect as a vote against the proposal.

  PricewaterhouseCoopers LLP representatives will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  THE COMPANY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 2001.

Fees Paid To Our Independent Auditors

  In addition to retaining PricewaterhouseCoopers LLP to audit the consolidated financial statements for 2000, the Company and its affiliates retained PricewaterhouseCoopers LLP, as well as other accounting and consulting firms, to provide various consulting services in 2000, and expects to continue to do so in the future. The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2000 for these various services were:

  Audit Fees: $507,250 for services rendered for the annual audit of the Company's consolidated financial statements for 2000 and the quarterly reviews of the financial statements included in the Company's Form 10-Q.

  Financial Information Systems Design and Implementation Fees: There were no fees billed for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

  All Other Fees: $1,341,057 for non-financial statement audit services, such as due diligence, procedures associated with mergers and acquisitions, tax and other services.

  The Finance and Audit Committee has considered whether the provision of non-audit services rendered by our independent auditors with respect to the foregoing fees are compatible with maintaining their independence and has concluded that such independence has been maintained.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS

  The following table sets forth, as of March 31, 2001, certain information regarding the beneficial ownership of Knight Trading Common Stock by: (i) each of the Company's executive officers; (ii) each Director of the Company; (iii) each nominee for election as a Director of the Company; (iv) each person who is known to the Company to own beneficially more than 5% of the Common Stock; and (v) all officers and Directors of the Company as a group. Such information is based, in part, upon information provided by certain stockholders of the Company. In the case of persons other than the officers and Directors of the Company, such information is based solely on a review of Schedules 13D and 13G filed with the SEC. As of March 31, 2001 there were 457 holders of record of Knight Trading Class A Common Stock.

                                                      Number of    Percentage
                                                        Shares     of Shares
                                                     Beneficially Beneficially
Name and Address of Beneficial Owner                 Owned(1)(2)    Owned(1)
------------------------------------                 ------------ ------------
Kenneth D. Pasternak................................   7,209,288      5.83
Walter F. Raquet(3).................................   7,380,996      5.97
Robert I. Turner....................................         --        --
Anthony M. Sanfilippo...............................     547,742         *
Peter S. Hajas......................................   2,291,300      1.85
John G. Hewitt......................................         --        --
David Shpilberg.....................................         --        --
Irvin Kessler.......................................   3,352,315      2.71
Michael T. Dorsey...................................       2,400         *
Charles V. Doherty..................................       7,000         *
Robert Greifeld.....................................      20,000         *
Gary R. Griffith....................................      16,800         *
Robert M. Lazarowitz(4).............................   6,123,888      4.95
Bruce R. McMaken....................................       3,000         *
Rodger O. Riney(5)..................................   1,636,212      1.32
V. Eric Roach.......................................         --        --
Ameritrade Holding Corporation(6)...................   7,907,350      6.39
All executive officers and directors (inlcuding
 nominees) as a group (16 persons)..................  28,590,941     23.12%

--------
 * Less than 1%.
(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the shares.
(2) Unless otherwise indicated, the address for each beneficial owner is c/o Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.
(3) Two million of the shares listed in the table above as being owned by Mr. Raquet are subject to a zero-cost collar arrangement.
(4) Mr. Lazarowitz owns a nominal amount of the Company's Class A Common Stock, and the remainder of the shares attributed to him are owned by Lazarowitz Family Associates, L.P., a Delaware limited partnership, in which he is the general partner and the limited partners are his wife and a trust for the benefit of certain members of his immediate family.
(5) The shares attributed to Mr. Riney are owned by four trusts for the benefit of Mr. Riney and his immediate family. Mr. Riney has voting power over all of these shares.
(6) The address of Ameritrade Holding Corporation is Fourteen Wall Street, New York, NY 10005-2176.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Ameritrade. At March 31, 2001, Ameritrade Holding Corporation owned 7,907,350 shares of our Class A Common Stock. Mr. J. Joe Ricketts, the chairman and chief executive officer of Ameritrade, resigned as a director of Knight Trading in February 2001. For the year ended December 31, 2000, Ameritrade was the source of 8.2% of our order flow. During the same period, aggregate payments by us to Ameritrade for order flow equaled approximately $26.5 million.

  Discover Brokerage Direct. At March 31, 2001, Discover Brokerage Direct, Inc. did not own any shares of our Class A Common Stock. Mr. V. Eric Roach, the former president of Discover and employee until January 2000, is a director of Knight Trading. For the year ended December 31, 2000, Discover was the source of less than 1% of our order flow. During the same period, aggregate payments by us to Discover for order flow equaled approximately $2.25 million. Mr. Roach's current employer, eLance Inc., did not send any order flow, or receive any payment for order flow, from the Company in 2000.

  Sanders Morris Harris. At March 31, 2001, Sanders Morris Harris Inc. did not own any shares of our Class A Common Stock. Mr. Bruce R. McMaken, a Senior Vice President at Sanders Morris Harris, is a director of Knight Trading. For the years ended December 31, 2000, Sanders Morris Harris was the source of less than 1% of our order flow. During the same period, aggregate payments by us to Sanders Morris Harris for order flow equaled $36,500.

  Scottrade. At March 31, 2001, Scottrade owned 1,636,212 shares of our
Class A Common Stock. Mr. Rodger O. Riney, the president of Scottrade, is a director of Knight Trading, and has beneficial ownership of 1,636,212 of such shares. For the year ended December 31, 2000, Scottrade was the source of 1.9% of our order flow. During the same period, aggregate payments by us to Scottrade for order flow equaled approximately $3.0 million.

  SunGard Data Systems. The Company has entered into technology license and service agreements in the ordinary course of business with SunGard Data Systems. These contracts were negotiated on an arms-length basis and contain customary terms and conditions. Mr. Robert Greifeld, Senior Vice President, is a director of Knight Trading and owns 20,000 shares of our stock. During 2000, we paid SunGard Data Systems for these licenses and services rendered in the amount of $1,316,037.

                            ADDITIONAL INFORMATION

  The Company will make available a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and any Quarterly Reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310. Each such request must set forth a good faith representation that, as of the Record Date, April 2, 2001, the person making the request was a beneficial owner of Common Stock entitled to vote.

  To ensure timely delivery of such documents before the Annual Meeting, any request should be received by the Company promptly.

                             STOCKHOLDER PROPOSALS

  Stockholder proposals intended to be presented at the Company's 2002 Annual Meeting must be received by the Company not later than December 14, 2001 for inclusion in the proxy materials for such meeting. Such proposals should be sent by Certified Mail--Return Receipt Requested to the attention of the Secretary of the Company, Knight Trading Group, Inc., Newport Tower, 23rd Floor, 525 Washington Boulevard, Jersey City, New Jersey 07310.

                                OTHER BUSINESS

  Management of the Company knows of no other matters that may properly be, or which are likely to be, brought before the Annual Meeting. However, if any other matters are properly brought before such Annual Meeting, the persons named in the enclosed Proxy or their substitutes intend to vote the Proxies in accordance with their judgment with respect to such matters, unless authority to do so is withheld in the Proxy.

                                                                      EXHIBIT A

                          KNIGHT TRADING GROUP, INC.

                      FINANCE AND AUDIT COMMITTEE CHARTER
                           REVISED JANUARY 16, 2001

  The Finance and Audit Committee (the "Committee") of the Board of Directors (the "Board") of Knight Trading Group, Inc. (the "Company") is established to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to monitoring the integrity of the financial statements and the risk and control environment of the Company and the independence and performance of the Company's independent auditors. The Finance and Audit Committee also reviews and makes recommendations to the Board regarding: (i) all proposed material new capital formation plans, including planned issuances of equity securities and debt instruments; and
(ii) certain acquisitions, investments, new business ventures and divestitures proposed by the management of the Company. It is the objective of the Committee to maintain free and open means of communication among the Board, the independent auditors, and the financial and senior management of the Company.

  The members of the Committee shall meet the independence, experience and financial literacy requirements as defined by The Nasdaq Stock Market, Inc., and the Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee. The members of the Committee shall be appointed by the Board. The Committee shall have a minimum of three members, with the Chairman appointed by the Chairman of the Board of the Company. Committee members shall serve until replaced by the Board.

  The presence in person of a majority of the members of the Committee shall be necessary to constitute a quorum of the Committee and at the discretion of the Committee Chairman, participation in a meeting by means of a conference telephone call allowing all persons participating to hear each other at the same time shall constitute presence in person at a meeting.

  The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

  The Committee shall meet at least four times per year or more frequently as circumstances require. Meetings may be called by the Committee Chairman, or by a majority of its members, or by the Chief Financial Officer, and notice of meetings shall be given to each member of the Committee by the Secretary of the Company; and a person designated by the Committee Chairman shall be responsible for keeping the minutes of the meetings.

  The Committee shall make regular reports to the Board.

  The Committee shall:

  1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

  2. Recommend to the Board of Directors the retention or non-retention of the independent auditor. The Committee and the Board have the ultimate authority to select, evaluate, and when appropriate, replace the independent auditor. The independent auditor is ultimately accountable to the Committee and the Board of Directors.

  3. Approve the proposed and final fees paid to the independent auditor.

  4. Pre-approve material non-audit services to be provided by the independent auditor and determine that such services are compatible with maintaining the auditor's independence.

   5. Meet with the independent auditor before the audit to review the independent auditor's engagement letter, and the planning and staffing of the audit.

   6. Meet at least annually with the Chief Financial Officer and the independent auditor in separate private sessions.

   7. Meet periodically with management to review the Company's major financial risk exposures as determined by management, and the steps management has taken to monitor and control such exposures.

   8. Determine that the independent auditor has reviewed the Company's quarterly financial statements and earnings reports and issued its quarterly review opinion before the filing of the Company's Form 10-Q with the Securities and Exchange Commission (the "SEC").

   9. Review in connection with the annual audit a report prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's annual financial statements.

  10. Review major changes to the Company's accounting principles and practices when and as suggested by the independent auditor or management.

  11. Review the annual audited financial statements with management and the independent auditor, including major issues disclosed to the Committee regarding: (i) accounting principles and practices; and (ii) the adequacy of internal controls that could significantly affect the Company's financial statements, and if so determined by the Committee, recommend to the Board that the annual audited financial statements prepared by management be included in the Company's Annual Report on Form 10-K to be filed with the SEC.

  12. Review with the independent auditor any problems, difficulties or restrictions the auditor may have encountered in the course of the audit work, and any management letter provided by the auditor and the Company's response to that letter.

  13. Receive periodic written reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1 and delineating all relationships between the independent auditor and the Company, and discuss such reports with the independent auditor, and if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

  14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

  15. Obtain from the independent auditor any information pursuant to Section 10A of the Securities Exchange Act of 1934.

  16. Review periodically with the Company's General Counsel legal matters, material reports or inquiries received from regulators or governmental agencies that may, as determined by management and the General Counsel, have a material impact on the Company's financial condition, results of operations or compliance policies.

  17. Review reports from management and the independent auditor regarding compliance with applicable legal and accounting rules and regulations by the Company's subsidiaries.

  18. Review and make a recommendation to the Board regarding all material proposed new capital formation plans of the Company including planned issuances of equity securities and debt instruments.

  19. Review and make a recommendation to the Board regarding each acquisition, investment, new business venture and divestiture proposed by management of the Company which involves consideration in excess of $10,000,000.

  20. Prepare the report required by the rules of the SEC to be included in the Company's annual proxy statement.

  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and Company policy. These matters are the responsibilities of management or the independent auditor or both.

                                                                      EXHIBIT B

                          KNIGHT TRADING GROUP, INC.

                           EXECUTIVE INCENTIVE PLAN

1. Purpose.

  The purpose of the Knight Trading Group, Inc. Executive Incentive Plan (the "Plan") is to advance the interests of the Company and its stockholders by providing incentives in the form of periodic bonus awards to certain key employees who contribute significantly to the strategic and long-term performance objectives and growth of the Company.

2. Definitions.

  The following terms, as used herein, shall have the following meanings:

  (a) "Award" shall mean an annual incentive compensation award, granted pursuant to the Plan, which is contingent upon the attainment of Performance Factors with respect to a Performance Period.

  (b) "Board" shall mean the Board of Directors of the Company.

  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

  (d) "Committee" shall mean the Committee of two or more "outside directors" (within the meaning of Section 162(m) of the Code) appointed to administer the Plan in accordance with Section 3.

  (e) "Common Stock" shall mean common stock of the Company.

  (f) "Company" shall mean collectively Knight Trading Group, Inc. and its subsidiaries.

  (g) "Covered Employee" shall have the meaning set forth in Section 162(m)(3) of the Code.

  (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

  (i) "Executive Officer" shall mean an officer of the Company who is an "executive officer" within the meaning of Rule 3b-7 promulgated under the Exchange Act.

  (j) "LTIP" shall mean the Knight Trading Group, Inc. 1998 Long-Term Incentive Plan, as amended, or a successor plan.

  (k) "Participant" shall mean an officer or other key employee of the Company who is, pursuant to Section 4 of the Plan, selected to participate herein.

  (l) "Performance Factors" shall mean the criteria and objectives, determined by the Committee, which must be met during the applicable Performance Period as a condition of the Participant's receipt of payment with respect to an Award. Performance Factors may include any or all of the following: before or after tax net income; book value per share; stock price; return on stockholders' equity; relative performance versus peers; expense management; return on investment; improvements in capital structure; profitability of an identifiable business unit or product; profit margins; budget comparisons; total return to stockholders; revenue; or any increase or decrease of one or more of the foregoing over a specified period. Such Performance Factors may relate to the performance of the Company, a business unit, product line, territory, or any combination thereof and may include other objective measures determined by the Committee to contribute significantly to shareholder value creation. With respect to Participants who are not Executive Officers, Performance Factors may also include such objective or subjective performance goals as the Committee may, from time to time, establish. Subject to Section 5(b) hereof, the Committee shall have the sole discretion to determine whether, or to what extent, Performance Factors are achieved.

  (m) "Performance Period" shall mean the Company's fiscal year, or such other period as the Committee may determine.

  (n) "Plan" shall mean the Knight Trading Group, Inc. Executive Incentive
      Plan.

  (o) "Stock Option" shall mean a right to purchase shares of Common Stock.

3. Administration.

  The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom Awards shall be granted; to determine the time or times at which Awards shall be granted; to determine the terms, conditions, restrictions and performance criteria, including Performance Factors, relating to any Award; to modify the size, timing and terms of any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, or surrendered; to establish the Performance Factors; to make adjustments in the Performance Factors in recognition of unusual or non-recurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to confirm the attainment of the Performance Factors in accordance with
Section 162(m) of the Code; to construe, interpret and amend the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Awards; to require that payment an Award or a portion thereof be deferred for a specific period; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  The Committee shall consist of two or more persons each of whom shall be an "outside director" within the meaning of Section 162(m) of the Code. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company and the Participant (or any person claiming any rights under the Plan from or through any Participant).

  No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. Eligibility.

  Awards may be granted to officers and other key employees of the Company in the sole discretion of the Committee. Subject to Section 5(b) below, in determining the persons to whom Awards shall be granted and the Performance Factors relating to each Award, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. Terms of Awards.

  Awards granted pursuant to the Plan shall be communicated to Participants in such form as the Committee shall from time to time approve and the terms and conditions of such Awards shall be set forth therein.

    (a) In General. The Committee shall specify with respect to a Performance Period the Performance Factors applicable to each Award. Performance Factors may include a level of performance below which no payment shall be made and levels of performance at which specified percentages of the Award shall be paid. Unless otherwise provided by the Committee in connection with specified terminations of employment, payment in respect of Awards shall be made only if and to the extent the Performance Factors with respect to such Performance Period are attained.

    (b) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained in this Section 5, in no event shall payment in respect of Awards granted for a Performance Period be made to a

  Participant in an amount that exceeds $22,500,000 (twenty two million five hundred thousand dollars). The Committee may reduce or eliminate any Award under the Plan, but in no event may the Committee increase the amount of an Award payable to a Covered Employee unless specified Performance Factors are met.

    (c) Performance Period; Timing For Establishing Performance
  Factors. Achievement of Performance Factors in respect of Performance Awards shall be measured over a Performance Period. The Committee shall establish applicable Performance Factors not later than ninety (90) days after the beginning of any Performance Period applicable to such Performance Awards, or at such other date as may be required or permitted for "performance-based compensation" under Section 162(m) of the Code.

    (d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring Company performance in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of one or more Performance Factors during the applicable Performance Period. The Committee may specify the amount of the Performance Award pool as a percentage of any Performance Factor, a percentage thereof in excess of a threshold amount, or another amount which need not bear a strictly mathematical relationship to such Performance Factor.

    (e) Time and Form of Payment. Unless otherwise determined by the Committee, all payments in respect of Awards granted under this Plan shall be made within a reasonable period after the end of the Performance Period. In the case of Participants who are Covered Employees, unless otherwise determined by the Committee, such payments shall be made only after achievement of the Performance Factors has been certified by the Committee. All payments with respect to Awards shall be made, in the sole discretion of the Committee, in the form of (i) cash, (ii) an award of shares of restricted Common Stock or restricted Common Stock units, subject to the terms of the LTIP, (iii) an award of Stock Options subject to the terms of the LTIP or (iv) a combination of the foregoing. For purposes of the preceding sentence, the value of shares of Common Stock represented by the restricted Common Stock, restricted Common Stock units or Stock Options shall be determined based upon the Fair Market Value per share of Common Stock, as defined in the LTIP, net of any discounts that may be approved by the Committee. The Committee may permit or require, in its discretion, that amounts otherwise payable in cash under this Plan be deferred in accordance with such terms and conditions as may be established by the Committee from time to time.

6. General Provisions.

    (a) Compliance with Legal Requirements. The Plan and the granting and payment of Awards, and the other obligations of the Company under the Plan shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.

    (b) Nontransferability. Awards shall not be transferable by a Participant except upon the Participant's death following the end of the Performance Period but prior to the date payment is made, in which case the Award shall be transferable by will or the laws of descent and distribution.

    (c) No Right To Continued Employment. Nothing in the Plan or in any Award granted pursuant hereto shall confer upon any Participant the right to continue in the employ of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant's employment.

    (d) Withholding Taxes. Where a Participant or other person is entitled to receive a payment pursuant to an Award hereunder, the Company shall have the right to require the Participant or such other person to pay to the Company the amount of any taxes that the Company may be required to withhold before delivery to such Participant or other person of such payment.

    (e) Amendment, Termination and Duration of the Plan. The Board or the Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment that requires shareholder approval in order for the Plan to continue to comply with Code

  Section 162(m) shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Participant under any Award following the end of the Performance Period to which such Award relates.

    (f) Participant Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment for Participants.

    (g) Termination of Employment. Unless otherwise provided by the Committee in connection with specified terminations of employment, if a Participant's employment terminates for any reason prior to the end of a Performance Period, no Award shall be payable to such Participant for that Performance Period. A Participant who is terminated for gross misconduct after the end of the Performance Period shall forfeit participation in the Plan, and no Award shall be payable to such a Participant.

    (h) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

    (i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

    (j) Effective Date. The Plan shall take effect upon its adoption by the Board; provided, however, that the Plan shall be subject to the requisite approval of the stockholders of the Company in order to comply with Section 162(m) of the Code. In the absence of such approval, the Plan (and any Awards made pursuant to the Plan prior to the date of such approval) shall be null and void.

    (k) Beneficiary. A Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant and an Award is payable to the Participant's beneficiary pursuant to Section 6(b), the executor or administrator of the Participant's estate shall be deemed to be the grantee's beneficiary.

    (l) Interpretation. The Plan is designed and intended to comply, to the extent applicable, with Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

                                                                      EXHIBIT C
                          KNIGHT TRADING GROUP, INC.

                         1998 Long-Term Incentive Plan

1. PURPOSE

  The purpose of the Knight Trading Group, Inc., 1998 Long-Term Incentive Plan (the "Plan") is to provide long-term incentive compensation opportunities to selected employees, independent contractors, and non-employee directors of Knight Trading Group, Inc., (the "Company"), or any Subsidiary or Affiliate which now exists or hereafter is organized or acquired, to help retain their services as employees or independent contractors, as the case may be, to increase their efforts on behalf of the Company and to promote the success of the Company's business in the interest of its stockholders.

2. DEFINITIONS

  For purposes of the Plan, the following terms shall be defined as set forth below:

  (a) "Affiliate" means, with respect to any individual, entity or group, any other individual, entity or group that controls, is controlled by or is under common control with, such individual, entity or group. For purposes of this definition, the term "control" (and its correlative terms) means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

  (b) "Award" means any Option, Restricted Stock or Restricted Stock Unit granted under the Plan.

  (c) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

  (d) "Beneficiary" means the person, persons, trust or trusts which have been designated by a Grantee in his or her most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

  (e) "Board" means the Board of Directors of the Company.

  (f) "Change in Control" means:

    (i) the acquisition by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) of "beneficial ownership" (within the meaning of Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of either the then outstanding Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; provided, however, that for purposes of this subsection (i), the following transactions shall not constitute a Change in Control:
        (A) an acquisition by the Company, (B) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, (C) an acquisition by an entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock or (D) an acquisition by an entity pursuant to a Business Combination (as defined in subsection (iii) of this Section 2(f)) that satisfies clauses (A),
        (B) and (C) of such subsection;

    (ii) the following individuals cease for any reason to constitute a majority of the Company's directors then serving: individuals who as of the date hereof constitute the Board (the "Initial Directors") and any new director (a "New Director") whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then in office who either are Initial Directors or New

       Directors; provided, however, that a director whose initial assumption of office is in connection with an actual or threatened election contest (including but not limited to a consent solicitation) relating to the election of directors of the Company shall not be considered a New Director;

    (iii) the stockholders of the Company approve a reorganization, merger or consolidation or a sale or disposition of all or substantially all of the Company's assets (a "Business Combination"), other than a Business Combination in which (A) the voting securities of the Company outstanding immediately prior thereto and entitled to vote generally in the election of directors continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or parent outstanding immediately after such Business Combination and entitled to vote generally in the election of directors; (B) no "person" (as hereinabove defined), other than the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company, or an entity resulting from such Business Combination, acquires more than twenty percent (20%) of the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were Initial Directors or New Directors at the time of the execution of the initial agreement, or action of the Board, providing for such Business Combination; or

    (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

  (g) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  (h) "Committee" means the committee established by the Board to administer the Plan.

  (i) "Company" means Knight Trading Group, Inc., or any successor corporation.

  (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

  (k) "Fair Market Value" means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean (i) the average of the high and low sales prices per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the high and low prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or (iii) if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

  (l) "Grantee" means a person who, as an employee, or independent contractor of the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

  (m) "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

  (n) "NQSO" means any Option that is designated as a nonqualified stock option.

  (o) "Option" means a right, granted to a Grantee under Section 6(b) to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO's may be granted only to employees of the Company or a Subsidiary.

  (p) "Plan" means this Knight Trading Group, Inc., 1998 Long-Term Incentive Plan, as amended from time to time.

  (q) "Restricted Stock" means an Award of shares of Stock to a Grantee under
      Section 6(c) that are subject to certain restrictions and to a risk of forfeiture.

  (r) "Restricted Stock Unit" means an Award of cash based on the Fair Market Value of one share of Stock made to a Grantee under section 6(d) that are subject to certain restriction and to a risk of forfeiture.

  (s) "Stock" means shares of the common stock of the Company.

  (t) "Subsidiary" means any corporation or other legal entity in an unbroken chain of corporations or other legal entities beginning with the Company if, at the time of granting of an Award, each of the corporations or other legal entities (other than the last corporation or other legal entity in the unbroken chain) owns securities possessing 50% or more of the total combined voting power of all classes of securities in one of the other corporations or other legal entities in the chain.

3. ADMINISTRATION

  The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted; the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; and to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in, Awards in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, or in response to changes in applicable laws, regulations, or accounting principles; to designate Affiliates; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan.

  No member of the Board or Committee or any person to whom it has delegated duties as aforesaid shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. ELIGIBILITY

  Subject to the conditions set forth below, Awards may be granted to selected employees and independent contractors of the Company and its present or future Subsidiaries and Affiliates, in the discretion of the Committee. In determining the persons to whom Awards shall be granted and the type of any Award (including the number of shares to be covered by such Award), the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5. STOCK SUBJECT TO THE PLAN

  The maximum number of shares of Stock reserved for the grant of Awards under the Plan shall be 27,291,000 shares of Stock, subject to adjustment as provided herein. No more than 2,000,000 of the total shares available for grant may be awarded to a single individual in a single year, and no more than 3,000,000 of the total shares available for grant may be awarded in total as Restricted Stock.

  Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issued or issuable in respect of outstanding Awards, and (iii) the exercise price, grant price, or purchase price relating to any Award; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6. SPECIFIC TERMS OF AWARDS

  (a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property. In addition to the foregoing, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.

  (b) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

    (i) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

    (ii) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee; provided that such exercise price shall be not less than the Fair Market Value of a share on the date of grant of such Option. The exercise price for Stock subject to an Option may be paid in cash or by an exchange of Stock previously owned by the Grantee, or a combination of both, in an amount having a combined value equal to such exercise price. The Grantee may also simultaneously exercise Options and sell the shares of Stock thereby acquired, pursuant to a brokerage or similar arrangement approved in advance by the Committee, and use the proceeds from such sale as payment of the Exercise Price and any applicable withholding taxes.

    (iii) Term and Exercisability of Options. Options shall be exercisable over the option term (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent.

    (iv) Termination of Employment, etc. An Option may not be exercised unless the Grantee is then in the employ of, or then maintains an independent contractor relationship with, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option; provided that, the Award Agreement may contain provisions extending the exercisability of Options, in the event of specified terminations, to a date not later than the expiration date of such Option.

    (v) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion or as may be required by applicable law.

  (c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Grantees on the following terms and conditions:

    (i) Issuance and Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. Except to the extent restricted under the Award Agreement relating to the Restricted Stock, a Grantee granted Restricted Stock shall have all of the rights of a stockholder including, without limitation, the right to vote Restricted Stock and the right to receive dividends thereon.

    (ii) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

    (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Grantee, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate.

    (iv) Dividends. Dividends paid on Restricted Stock shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends. Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

  (d) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees on the following terms and conditions:

    (i) Issuance and Restrictions. Restricted Stock Units shall be subject to such restrictions on transferability and other restrictions, if any, as the Committee may impose at the date of grant, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee may determine. Such restrictions may include factors relating to the increase in the value of the Stock or to individual or Company performance such as the attainment of certain specified individual, divisional or Company-wide performance goals, sales volume increases or increases in earnings per share. A Grantee granted Restricted Stock Units shall have the right to receive dividends thereon equal to the number and value of dividends that would be paid on an equal number of Restricted Stock shares. No more than 3,000,000 Restricted Stock Units may be awarded under the Plan.

    (ii) Forfeiture. Upon termination of employment with or service to the Company, or upon termination of the independent contractor relationship, as the case may be, during the applicable restriction period, Restricted Stock Units and any accrued but unpaid dividends that are at that time subject to restrictions shall be forfeited; provided that, the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock Units.

    (iii) Dividends. Dividends paid on Restricted Stock Units shall be either paid at the dividend payment date, or deferred for payment to such date as determined by the Committee, in cash.

7. CHANGE IN CONTROL PROVISIONS

  The following provisions shall apply in the event of a Change in Control unless otherwise determined by the Committee or the Board in writing at or after the grant of an Award, but prior to the occurrence of such Change in
Control:

  (a) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested;

  (b) The restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be fully achieved; and

  (c) If the Company's shares of stock are not listed on a national securities exchange or traded in an over-the-counter market at the time of the Change in Control, the value of all outstanding Awards shall, to the extent determined by the Committee at or after grant, be cashed out on the basis of the Change in Control Price as of the date the Change in Control occurs or such other date as the Committee may determine prior to the Change in Control.

8. GENERAL PROVISIONS

  (a) Approval of Shareholders; Effective Date. The Plan shall take effect upon its adoption by the Board, but the Plan (and any grants of Awards made prior to the shareholder approval mentioned herein) shall be subject to ratification by the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which ratification must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the shareholders of the Company do not ratify the Plan at a meeting of the shareholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith.

  (b) Nontransferability. Except as otherwise determined by the Committee, awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative.

  (c) No Right to Continued Employment. Nothing in the Plan or in any Award granted or any Award Agreement or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of or to continue as an independent contractor of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee's employment or independent contractor relationship.

  (d) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Grantee's tax obligations.

  (e) Amendment and Termination of the Plan. The Board may at any time and from time-to-time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which, in the opinion of counsel for the Company, requires stockholder approval, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Grantee, without such Grantee's consent, under any Award theretofore granted under the Plan.

  (f) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to the Grantee or transferee for such shares.

  (g) Unfunded Status of Awards. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

  (h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

  (i) Regulations and Other Approvals.

    (i) The obligation of the Company to sell or deliver Common Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

    (ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Common Stock, no such Award shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

    (iii) In the event that the disposition of Common Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act and is not otherwise exempt from such registration, such Common Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

  (j) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

THE BOARD OF DIRECTOR UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL OF THE PROPOSALS

                                                           Please mark
                                                           your votes as   [X]
                                                           indicated in
                                                           this example

1. To elect 13 members of the Company's Board of Directors to serve until the Company's next annual meeting and until such directors' successors are duly elected and shall have qualified;


        FOR all nominees                                WITHHOLD
        listed below                                    AUTHORITY
        (except as marked                       to vote for all nominees
        to the contrary)                              listed below

              [ ]                                           [ ]

Charles V. Doherty      Robert Greifeld         Gary R. Griffith
Peter S. Hajas          John G. Hewitt          Robert M. Lazarowitz
Bruce R. McMaken        Kenneth D. Pasternak    Walter F. Raquet
Rodger O. Riney         V. Eric Roach           Anthony M. Sanfilippo
Robert I. Turner

(Instructions: To withhold authority to vote for any nominee, strike a line through that nominee's name in the list above.

2. To approve the Knight Trading Group, Inc. Executive Incentive Plan;

        FOR             AGAINST                ABSTAIN

        [ ]               [ ]                    [ ]

3. To approve an amendment to the Company's 1998 Long-Term Incentive Plan to increase the number of shares of the Company's Class A Common Stock authorized for issuance thereunder from 24,291,000 to 27,291,000;

        FOR             AGAINST                ABSTAIN

        [ ]               [ ]                    [ ]

4. To approve an additional amendment to the Company's 1998 Long-Term Incentive Plan to increase the maximum amount of restricted stock and restricted stock units which may be issued thereunder from 1,000,000 shares each to 3,000,000 shares each;

        FOR             AGAINST                ABSTAIN

        [ ]               [ ]                    [ ]

5. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent auditors for 2001; and


        FOR             AGAINST                ABSTAIN

        [ ]               [ ]                    [ ]


6. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.



             PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT
                PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.





Signature                       Signature                       Date
          ---------------------           ---------------------     ---------
(Signatures should correspond exactly with the name or names appearing above. Attorneys, trustees, Executors, administrators, guardians and others signing in a representative capacity should designate their full titles. If the signer is a corporation, please sign the full corporate name by duly authorized officer.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                          KNIGHT TRADING GROUP, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 16, 2001

The undersigned hereby appoints Kenneth D. Pasternak and Walter F. Raquet and each of them, the true and lawful attorneys and proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of Knight Trading Group, Inc. (the "Company") to be held on May 16, 2001 at 1:00 p.m. at Courtyard by Marriott Jersey City/Newport, 540 Washington Boulevard, Jersey City, New Jersey 07310, and at any adjournment thereof, and to vote all shares of common stock held of record which the undersigned could vote, with all the powers the undersigned would possess if personally present at such meeting, as designated below.

All shares of Company common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions indicated herein. If no instructions are indicated, such proxies will be voted in accordance with the Board of Directors' recommendations as set forth herein with respect to such proposal(s).


                             FOLD AND DETACH HERE